Exhibit 10.29

Contract of Building Tenancy

Lessor: Inner Mongolia Tehong Coal Power Group Co.,Ltd (For short Party A)

Leaseholder: Bai Jinlan (For short Party B)

     Both sides sign a contract for three floors of Xincheng borough Hongqi street 3# according to <Compact Law of The People's Republic of China> ,<Management Realty Law of The People's Republic of China> and other laws with equality , free will and arrange as follows:

1.	Party A would like to lease the building at three floors of Xincheng borough Hongqi street 3# to Party B, using as hotel, the area is 1127.34 centiare , the rent is RMB103000 per annum, the lease term is one year, the contract become effective from September 23, 2006 to September 23, 2007.

2.	Party A is charged with responsibility as follows:

2.1	Equipment retain original state.

2.2	Building Management expense is charged according to building management statute of nation.

2.3	If there is force majeure like natural disaster leading the Party B not to managing, the Party A should be sent back the remaining rents and not bear the any responsibility of the laws.

3.	Party B is charged with responsibility as follows:

3.1	Party B must inform Party A in written when the Party B need maintain or alteration.

3.2	Party B can not relet to third party, otherwise Party A can relieve from the contract in unilateral.

3.3	Party B must guarantee in good condition of equipment in the building.

3.4	If Party B want to relent the building, he must advance to tell Party A before the end of lease. After Party A agree, both sides can sign contract and Party B take to lease priority.

3.5	Party B can dismantle equipment of constructing himself.

3.6	Party B should bear these expenses of certificate about business, epidemic prevention ,revenue, and Party B should cooperate mutuality department.

3.7	Party B must pay the expenses of water, electricity and heating.

3.8	Party B must manage based on law, rule of law.

4.	Party A can relieve this contract unilateralism and not hand back rent, Party B must revert to the building as following:

4.1	Party B relet the building to third party when the Party A don't agree .

4.2	When the Party A don't agree with backout and rebuilding of the building and Party B don't do that.

4.3	Party B will not pay that rent , if Party A have noticed Party B within 30 days during reasonable period.

5.	Responsibility of breach of faith: It will regard breach of faith when Party A and Party B don't observe the contract. If Party B will not pay the rent on schedule, Party A is entitled of obtaining late fee according to 1%0 of the outstanding debts.

6.	Party B will not bear of any responsibility if there is force majeure like natural disaster.

7.	Anything not mentioned here can be negotiated by tow sides. If can not reach a agreement, can be negotiated by court.

8.	Party B must pay the tax and expense of management in the period of tenancy.

9.	Anything not mentioned here can be signed supplement aggrement, and the agreement will have equality effectiveness.

10.	This contract will effective after signed and stamped by tow sides.

11.	This contract is in duplicate,each side holds one.

Party A (signed): Li Yanhua	Date: Sep 23, 2006

Party B (signed): Bai Jinlan	Date: Nov 23, 2006

Sep 23, 2006